Exhibit 99.1

Contact: Heather Ferrante ViaSat Inc. +1 760-476-2633 www.viasat.com

ViaSat Announces Fourth Quarter and Fiscal Year 2012 Results

Record Revenue and Backlog Highlights Fiscal Year Results

Carlsbad, Calif. – May 17, 2012 – ViaSat Inc. (NASDAQ: VSAT), an innovator in satellite and other wireless networking systems and services, announced financial results for the fourth quarter and fiscal year 2012. The fiscal fourth quarter results include new contract awards of $297.4 million, revenues of $240.5 million, Adjusted EBITDA of $36.9 million, non-GAAP diluted net loss attributable to ViaSat common stockholders of $0.01 per share, or $0.17 per share on a diluted GAAP basis, and cash flows from operations of $76.5 million. For the fiscal year, ViaSat reported new contract awards of over $1.0 billion, revenues of $863.6 million, Adjusted EBITDA of $149.0 million, non-GAAP diluted net income attributable to ViaSat common stockholders of $0.73 per share, or $0.17 per share on a diluted GAAP basis and cash flows from operations of $141.4 million.

“Fiscal year 2012 was a pivotal year for us with a record $1.0 billion in new contract awards, record revenue and the launch of ViaSat-1 and our new ExedeSM by ViaSat Internet service,” said Mark Dankberg, ViaSat CEO and chairman. “As disclosed previously, the delay in the launch of ViaSat-1 significantly impacted earnings in the Satellite Services segment leading to a net loss for the quarter. But, excluding the Satellite Services segment, earnings in the Government Systems and Commercial Networks segments combined grew substantially for both the fourth quarter and the fiscal year as a whole. As we add new Exede Internet subscribers, we are now poised to obtain the benefits in our Satellite Services segment. With the Exede service now available in all 50 states and a company-record sales backlog, we have a healthy outlook for fiscal year 2013.”

Financial Results1

(In millions, except per share data)	Q4 FY12	Q4 FY11	FY12	FY11
Revenues	$240.5	$216.4	$863.6	$802.2
Adjusted EBITDA[2]	$36.9	$42.8	$149.0	$160.8
Net (loss) income[3]	($7.4)	$12.1	$7.5	$36.1
Diluted per share net (loss) income [3]	($0.17)	$0.28	$0.17	$0.84
Non-GAAP net (loss) income [3,4]	($0.6)	$18.0	$32.1	$59.9
Non-GAAP diluted per share net (loss) income [3,4]	($0.01)	$0.41	$0.73	$1.39
Fully diluted weighted average shares [6]	42.9	43.6	44.2	43.1

New contract awards	$297.4	$271.0	$1,008.6	$853.5
Sales backlog[5]	$618.5	$528.7	$618.5	$528.7

1 ViaSat uses a 52 or 53 week fiscal year which ends on the Friday closest to March 31. ViaSat quarters for fiscal year 2012 ended on July 1, 2011, September 30, 2011, December 30, 2011, and March 30, 2012.

2 Adjusted EBITDA represents net income (loss) attributable to ViaSat Inc. before interest, taxes, depreciation and amortization, adjusted to exclude the effects of non-cash stock-based compensation expense and acquisition related expenses. A reconciliation of specific adjustments to GAAP results for these periods is included in the table titled “An Itemized Reconciliation Between Net Income (Loss) Attributable to ViaSat Inc. and Adjusted EBITDA” contained in this release. A description of our use of non-GAAP information is provided below under “Use of Non-GAAP Financial Information.”

3 Attributable to ViaSat Inc. common stockholders.

4 All non-GAAP net income (loss) numbers have been adjusted to exclude the effects of amortization of acquired intangible assets, acquisition related expenses, and non-cash stock-based compensation expenses, net of tax. A reconciliation of specific adjustments to GAAP results for these periods is included in the table titled “An Itemized Reconciliation Between Net Income (Loss) Attributable to ViaSat Inc. on a GAAP Basis and Non-GAAP Basis” contained in this release. A description of our use of non-GAAP information is provided below under “Use of Non-GAAP Financial Information.”

5 Amounts include certain backlog adjustments due to contract changes and amendments.

6 As the fourth quarter fiscal year 2012 financial information results in a net loss, the weighted average number of shares used to calculate basic and diluted income per share are the same, as diluted shares would be anti-dilutive.

Segment Results

(In millions)	Q4 FY12	Q4 FY11	FY12	FY11
Satellite Services
New contract awards	$54.6	$67.2	$222.1	$239.2
Revenues	$54.7	$59.4	$222.7	$235.0
Adjusted EBITDA	$8.3	$27.8	$63.1	$103.0

Commercial Networks
New contract awards	$152.1	$70.9	$359.8	$153.4
Revenues	$81.0	$54.2	$251.7	$183.1
Adjusted EBITDA	$5.1	$1.8	$8.4	$3.7

Government Systems
New contract awards	$90.7	$132.9	$426.7	$460.9
Revenues	$104.8	$102.8	$389.3	$384.1
Adjusted EBITDA	$23.5	$13.4	$77.5	$54.4

Satellite Services revenues and operating results declined for the quarter and year-over-year due to the delay in launch of

ViaSat-1, the incurrence of certain fixed operating costs since April 2011, and the fourth quarter start-up of our Exede satellite Internet service. Commercial Networks revenues and Adjusted EBITDA increased for the quarter and year-over-year principally due to new satellite networking and space-based payload projects, combined with increased satellite terminal sales in Europe and North America supporting new Ka-band satellite services launched during fiscal year 2012. Government Systems operating results improved for the fourth quarter and fiscal year 2012, despite year-over-year order declines stemming mainly from the timing of awards from government customers. Increases in government mobile broadband products and services, command and control, and tactical satellite networks revenues and earnings overcame reductions in tactical data links and information assurance product areas.

Selected Fiscal Fourth Quarter Business Highlights

•	Completed rollout of Exede Internet residential services, which is providing unprecedented satellite broadband download speeds up to 12 Mbps with prices beginning at $50 per month

•	Signed distribution agreements with the National Rural Telecommunications Cooperative and DISH Network to sell customer premises equipment and wholesale broadband services

•

Received a $70 million contract to supply our high-capacity Ka-band satellite networking system to the Kingdom of Saudi Arabia as the service platform for the National Satellite Data Network for King Abdul-aziz City for Science and Technology (KACST)

•

Conducted a demonstration of our airborne mobile broadband system for members of the U.S. armed services, transmitting full-motion, encrypted HD video at industry-leading speeds up to 8 Mbps using an ultra-small aperture 12-inch Ka-band satellite tracking antenna

•

Received the Society of Satellite Professionals International (SSPI) 2012 Industry Innovator Award, together with Eutelsat Communications, in recognition of the development and launch of ViaSat-1 and KA-SAT, respectively

•	Selected by General Dynamics UK Limited to design and develop the on-board encrypted data storage systems for the Scout Specialist Vehicles (SV) for the British Army

•	Created significant cash and liquidity flexibility with the issuance of $275 million in Senior Notes due 2020, along with an extension and amendment of our $325 million revolving line of credit

•	Subsequent to the end of the quarter:

o	Signed an agreement with DIRECTV to enable them to bundle our Exede Internet service with DIRECTV video services

o	Awarded $31.5 million for the first Full Production and Fielding (FP&F) order for Multifunctional Information Distribution System Joint Tactical Radio System (MIDS JTRS) terminals for the U.S. government

o	Announced new Exede newsgathering service, a first-of-its-kind satellite newsgathering service based on the transformational economics of our high-capacity satellite system, enabling HD video transmission from the field using compact vehicle-mounted or transportable terminals

Safe Harbor Statement

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements include, among others, statements that refer to expectations regarding our Satellite Services segment and healthy outlook for fiscal year 2013. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause actual results to differ include: our ability to successfully implement our business plan for ViaSat-1 broadband satellite services on our anticipated timeline or at all; negative audits by the U.S. government; continued turmoil in global financial markets and economies; delays in approving U.S. government budgets and cuts in government defense expenditures; our reliance on U.S. government contracts, and on a small number of contracts which account for a significant percentage of our revenues; our ability to successfully develop, introduce and sell new technologies, products and services; reduced demand for products as a result of continued constraints on capital spending by customers; changes in relationships with, or the financial condition of, key customers or suppliers; our reliance on a limited number of third parties to manufacture and supply our products; increased competition and other factors affecting the communications and defense industries generally; the effect of adverse regulatory changes on our ability to sell products; our level of indebtedness and ability to comply with applicable debt covenants; our involvement in litigation, including intellectual property claims and litigation to protect our proprietary technology; and our dependence on a limited number of key employees. In addition, please refer to the risk factors contained in our SEC filings available at www.sec.gov, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements for any reason.

Conference Call

ViaSat Inc. will host a conference call to discuss the fiscal year 2012 fourth quarter and year-end financial results at 5:00 p.m. Eastern Time on Thursday, May 17, 2012. The dial-in number is (877) 640-9809 in the U.S. and (914) 495-8528 internationally. A replay of the conference call will be available from 8:00 p.m. Eastern Time on Thursday, May 17 until midnight on Friday, May 18 by dialing (855) 859-2056 for U.S. callers and (404) 537-3406 for international callers, and entering the conference ID 77903086. You can also access our conference call webcast and other material financial information discussed on our conference call on the Investor Relations section of our website at investors.viasat.com. The call will be archived and available on that site for approximately one month immediately following the conference call.

About ViaSat (www.viasat.com)

ViaSat delivers fast, secure communications, Internet, and network access to virtually any location for consumers, governments, enterprise, and the military. The company offers fixed and mobile satellite network services including Exede by ViaSat, which features ViaSat-1, the world’s highest capacity satellite; satellite broadband networking systems; and network-centric military communication systems and cyber security products for the U.S. and allied governments. ViaSat also offers communication system design and a number of complementary products and technologies. Based in Carlsbad, California, ViaSat has established a number of worldwide locations for customer service, network operations, and technology development.

Use of Non-GAAP Financial Information

To supplement ViaSat’s consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), ViaSat uses non-GAAP net income (loss) attributable to ViaSat Inc. and Adjusted EBITDA, measures ViaSat believes are appropriate to enhance an overall understanding of ViaSat’s past financial performance and prospects for the future. Non-GAAP net income (loss) attributable to ViaSat Inc. excludes the effects of amortization of acquired intangible assets, acquisition related expenses, and non-cash stock-based compensation expenses, net of tax. Adjusted EBITDA represents net income (loss) attributable to ViaSat Inc. before interest, taxes, depreciation and amortization, adjusted to exclude the effects of non-cash stock-based compensation expenses and acquisition related expenses. We also use Adjusted EBITDA to evaluate operating performance of our segments, to allocate resources and capital to such segments, to measure performance for incentive compensation programs and to evaluate future growth opportunities. We believe the non-GAAP results provide useful information to both management and investors by excluding specific expenses that we believe are not indicative of our core operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting and facilitates comparisons to the company’s historical operating results. Further, these non-GAAP results are among the primary indicators that management uses as a basis for planning and forecasting in future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. A reconciliation of specific adjustments to GAAP results is provided in the tables titled “An Itemized Reconciliation Between Net Income (Loss) Attributable to ViaSat Inc. on a GAAP Basis and Non-GAAP Basis,” “An Itemized Reconciliation Between Net Income (Loss) Attributable to ViaSat Inc. and Adjusted EBITDA” and “An Itemized Reconciliation Between Segment Operating Profit (Loss) Before Corporate and Amortization of Acquired Intangible Assets and Adjusted EBITDA” contained in this release.

Exede is a service mark of ViaSat Inc.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share data)

	Three months ended		Twelve months ended
	March 30, 2012	April 1, 2011	March 30, 2012	April 1, 2011
Revenues:
Product revenues	$151,045	$144,916	$542,064	$523,938
Service revenues	89,493	71,456	321,563	278,268

Total revenues	240,538	216,372	863,627	802,206
Operating expenses:
Cost of product revenues	113,137	111,771	402,794	389,945
Cost of service revenues	72,349	37,941	233,187	160,623
Selling, general and administrative	49,976	42,979	181,728	164,265
Independent research and development	6,490	7,114	24,992	28,711
Amortization of acquired intangible assets	4,441	4,782	18,732	19,409

(Loss) income from operations	(5,855)	11,785	2,194	39,253
Interest (expense) income, net	(7,764)	72	(8,247)	(2,831)

(Loss) income before income taxes	(13,619)	11,857	(6,053)	36,422
Benefit from income taxes	(6,336)	(439)	(13,651)	(2)

Net (loss) income	(7,283)	12,296	7,598	36,424
Less: Net income attributable to the noncontrolling interest, net of tax	95	152	102	309

Net (loss) income attributable to ViaSat Inc.	$(7,378)	$12,144	$7,496	$36,115

Diluted net (loss) income per share attributable to ViaSat Inc. common stockholders	$(0.17)	$0.28	$0.17	$0.84

Diluted common equivalent shares	42,901	43,605	44,226	43,059

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO VIASAT INC.

ON A GAAP BASIS AND NON-GAAP BASIS IS AS FOLLOWS:

	Three months ended		Twelve months ended
	March 30, 2012	April 1, 2011	March 30, 2012	April 1, 2011
GAAP net (loss) income attributable to ViaSat Inc.	$(7,378)	$12,144	$7,496	$36,115
Amortization of acquired intangible assets	4,441	4,782	18,732	19,409
Acquisition related expenses	—	—	—	1,379
Stock-based compensation expense	6,604	4,750	21,382	17,440
Income tax effect	(4,258)	(3,702)	(15,503)	(14,480)

Non-GAAP net (loss) income attributable to ViaSat Inc.	$(591)	$17,974	$32,107	$59,863

Non-GAAP diluted net (loss) income per share attributable to ViaSat Inc. common stockholders	$(0.01)	$0.41	$0.73	$1.39

Diluted common equivalent shares	42,901	43,605	44,226	43,059

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO VIASAT INC.

AND ADJUSTED EBITDA IS AS FOLLOWS:

	Three months ended		Twelve months ended
	March 30, 2012	April 1, 2011	March 30, 2012	April 1, 2011
GAAP net (loss) income attributable to ViaSat Inc.	$(7,378)	$12,144	$7,496	$36,115
Benefit from income taxes	(6,336)	(439)	(13,651)	(2)
Interest expense (income), net	7,764	(72)	8,247	2,831
Depreciation and amortization	36,273	26,445	125,511	103,053
Stock-based compensation expense	6,604	4,750	21,382	17,440
Acquisition related expenses	—	—	—	1,379

Adjusted EBITDA	$36,927	$42,828	$148,985	$160,816

AN ITEMIZED RECONCILIATION BETWEEN SEGMENT OPERATING PROFIT (LOSS) BEFORE

CORPORATE AND AMORTIZATION OF ACQUIRED INTANGIBLE ASSETS AND ADJUSTED EBITDA IS AS FOLLOWS:

(In thousands)

	Three months ended March 30, 2012				Three months ended April 1, 2011
	Satellite Services	Commercial Networks	Government Systems	Total	Satellite Services	Commercial Networks	Government Systems	Total
Segment operating (loss) profit before corporate and amortization of acquired intangible assets	$(15,625)	$(1,704)	$15,915	$(1,414)	$11,132	$(1,805)	$7,240	$16,567
Depreciation *	21,861	3,441	4,443	29,745	15,745	2,038	3,866	21,649
Stock-based compensation expense	1,250	2,203	3,151	6,604	951	1,522	2,277	4,750
Other amortization	804	1,176	—	1,980	—	—	—	—
Acquisition related expenses	—	—	—	—	—	—	—	—

Adjusted EBITDA before other	$8,290	$5,116	$23,509	36,915	$27,828	$1,755	$13,383	42,966

Other				12				(138)

Adjusted EBITDA				$36,927				$42,828

	Twelve months ended March 30, 2012				Twelve months ended April 1, 2011
	Satellite Services	Commercial Networks	Government Systems	Total	Satellite Services	Commercial Networks	Government Systems	Total
Segment operating (loss) profit before corporate and amortization of acquired intangible assets	$(16,790)	$(12,974)	$50,690	$20,926	$38,228	$(9,482)	$29,872	$58,618
Depreciation *	74,006	10,799	16,702	101,507	61,141	7,260	15,228	83,629
Stock-based compensation expense	4,239	7,023	10,120	21,382	3,106	5,946	8,388	17,440
Other amortization	1,659	3,507	—	5,166	—	—	—	—
Acquisition related expenses	—	—	—	—	513	—	866	1,379

Adjusted EBITDA before other	$63,114	$8,355	$77,512	148,981	$102,988	$3,724	$54,354	161,066

Other				4				(250)

Adjusted EBITDA				$148,985				$160,816

*	Depreciation expenses not specifically recorded in a particular segment have been allocated based on sales, which management believes is a reasonable method.

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands)

Assets	As of March 30, 2012	As of April 1, 2011	Liabilities and Equity	As of March 30, 2012	As of April 1, 2011
Current assets:			Current liabilities:
Cash and cash equivalents	$172,583	$40,490	Accounts payable	$75,040	$71,712
Accounts receivable, net	211,690	191,889	Accrued liabilities	159,762	130,583
Inventories	127,646	98,555	Current portion of other long-term debt	1,240	1,128

Deferred income taxes	20,316	18,805	Total current liabilities	236,042	203,423
Prepaid expenses and other current assets	30,917	21,141	Senior Notes, net	547,791	272,296

Total current assets	563,152	370,880	Other long-term debt	774	61,946
			Other liabilities	50,353	23,842

Property, equipment and satellites, net	880,704	766,139	Total liabilities	834,960	561,507

Other acquired intangible assets, net	63,041	81,889	Total ViaSat Inc. stockholders’ equity	887,975	840,125
Goodwill	83,461	83,532	Noncontrolling interest in subsidiary	4,218	4,116

Other assets	136,795	103,308	Total equity	892,193	844,241

Total assets	$1,727,153	$1,405,748	Total liabilities and equity	$1,727,153	$1,405,748